Exhibit 99.3
DevvStream Holdings Inc.
Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of DevvStream Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of DevvStream Holdings Inc. (the “Company”) as of July 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficiency), and cash flows for each of the years in the two-year period ended July 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2024 and 2023, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, negative cash flows and losses since inception and requires additional capital to fund its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP

Toronto, Canada	Chartered Professional Accountants
March 6, 2025	Licensed Public Accountants

We have served as the Company’s auditor since 2022

MNP LLP
1 Adelaide Street East, Suite 1900, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894

DevvStream Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

As at	July 31, 2024	July 31, 2023

ASSETS
Current assets
Cash	$21,106	$489,971
GST receivable	85,658	49,408
Prepaid expenses	35,141	311,690
Total current assets	141,905	851,069

Equipment	953	2,821
Total assets	$142,858	$853,890

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued liabilities	$6,575,974	$908,652
Mandatory convertible debentures	127,500	-
Convertible debentures	881,544	-
Derivative liabilities	919,250	-
Total current liabilities	8,504,268	908,652
Shareholders’ equity (deficiency)
Common shares (No par value, unlimited common shares authorized; 29,603,123 SVS and 4,650,000 MVS issued and outstanding) (2023 – 28,419,790 SVS and 4,650,000 MVS)	-	-
Additional paid in capital	13,321,266	11,883,289
Accumulated other comprehensive loss	43,553	(83,570)
Deficit	(21,726,229)	(11,854,481)
Total shareholders’ equity (deficiency)	(8,361,410)	(54,762)
Total liabilities and shareholders’ equity (deficiency)	$142,858	$853,890

Going concern (Note 2)
Commitments and contingencies (Note 13)
Subsequent events (Note 14)

See accompanying notes to these consolidated financial statements.

DevvStream Holding Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States dollars)

For the year ended July 31,	2024	2023

Operating expenses
Sales and marketing	$481,104	$914,409
Depreciation	1,771	1,849
General and administrative	461,167	443,549
Professional fees	5,656,352	1,994,826
Salaries and wages	2,136,124	2,615,923
Total operating expenses	(8,736,518)	(5,970,556)

Other income/expenses
Other income	-	10,139
Foreign exchange gain (loss)	(107,634)	55,764
Interest	(29,296)	-
Accretion expense	(52,554)	-
Unrealized loss on derivative liabilities	(845,700)	-
Unrealized loss on mandatory convertible debentures	(27,500)	-
Net loss before income taxes	(9,799,202)	(5,904,653)

Current income tax expense	(72,546)	-
Net loss	$(9,871,748)	$(5,904,653)

Other comprehensive loss
Foreign currency translation	127,123	878
Net loss and comprehensive loss	(9,744,625)	(5,903,775)

Weighted average number of shares – Basic and diluted	34,195,108	30,398,859

Loss per share – Basic and diluted	$(0.29)	$(0.19)

See accompanying notes to the consolidated financial statements.

Devvstream Holdings Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in United States dollars)

	Number of Subordinate Voting Stock	Number of Multiple Voting Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2022	20,543,751	4,650,000	$6,818,147	$(5,949,828)	$(84,448)	$783,871
Share based compensation – RSUs	-	-	1,036,325	-	-	1,036,325
Share based compensation – Options	-	-	778,742	-	-	778,742
Shares issued for warrant exercises	1,170,000	-	301,984	-	-	301,984
Shares and warrants issued on RTO	6,706,039	-	3,721,852	-	-	3,721,852
Recapitalization on RTO			(797,505)			(797,505)
Warrant fair value modification	-	-	23,744	-	-	23,744
Foreign currency translation	-	-	-	-	878	878
Net loss	-	-	-	(5,904,653)	-	(5,904,653)
Balance, July 31, 2023	28,419,790	4,650,000	$11,883,289	$(11,854,481)	$(83,570)	$(54,762)
Share based compensation – RSUs	-	-	597,587	-	-	597,587
Share based compensation – Options	-	-	692,740	-	-	692,740
Shares issued for warrant exercises	1,183,333	-	147,650	-	-	147,650
Foreign currency translation	-	-	-	-	127,123	127,123
Net loss	-	-	-	(9,871,748)	-	(9,871,748)
Balance, July 31, 2024	29,603,123	4,650,000	13,321,266	(21,726,229)	$43,553	$(8,361,410)

See accompanying notes to the consolidated financial statements.

DevvStream Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)

For the year ended July 31,	2024	2023
Operating activities
Net loss for the period	$(9,871,748)	$(5,904,653)
Items not affecting cash:
Depreciation	1,771	1,849
Share based compensation	1,290,327	1,838,811
Unrealized loss on derivative liabilities	845,700	-
Unrealized loss on mandatory convertible debentures	27,500
Non-cash general and administrative	50,000	-
Accrued interest	19,024	-
Accretion expense	52,554	-
Gain on forgiveness of accounts payable	-	(6,542)

Changes in non-cash working capital items:
Other receivables	(39,121)	(44,147)
Prepaid expenses	267,294	115,817
Accounts payable and accrued liabilities	5,807,752	590,721
Net cash used in operating activities	(1,548,947)	(3,408,144)

Investing activities
Cash assumed on RTO	-	10
Net cash provided by (used in) financing activities	-	10

Financing activities
Proceeds from convertible debentures	883,516	-
Proceeds from warrant exercise	176,113	301,984
Proceeds from issuance of mandatory convertible debentures	50,000	-
Net cash provided by financing activities	1,109,629	301,984

Effect of exchange rate changes on cash	(29,547)	(159,534)

Net increase (decrease) in cash	(468,865)	(3,265,684)
Cash, Beginning	489,971	3,755,655
Cash, Ending	$21,106	$489,971

Supplemental information:
Taxes paid	$-	$-
Interest paid	$-	$-
Fair value of securities issued for the acquisition of DevvStream Inc. (Note 4)	$-	$3,721,852

See accompanying notes to the consolidated financial statements.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
1.	Nature of operations

DevvStream Holdings Inc. (the “Company” or “Devv Holdings”) was incorporated under the British Columbia Business Corporations Act on August 13, 2021. The head office is located at 2133 – 1177 West Hastings Street, Vancouver, BC V6E 2K3 and records and registered office is located at 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

On November 4, 2022, the Company completed a reverse takeover (“RTO”) with DevvStream Inc. (“DESG”) and DevvESG Streaming Finco Ltd. (“Finco”), (the “Transaction”). DESG is an Environmental Social and Governance (“ESG”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. DESG was determined to be the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. The Company’s operations are considered to be a continuance of the business and operations of DESG from its date of incorporation on August 27, 2021, with the Company and Finco’s operations being included from November 4, 2022, the closing date of the Transaction, onwards.

On September 12, 2023 (and as amended on May 1, 2024 , August 10, 2024 and October 29, 2024), the Company entered into a business combination agreement (“BCA”) with Focus Impact Acquisition Corp. (“Focus Impact”). Focus Impact was a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The transaction was structured as an amalgamation of the Company into a wholly owned subsidiary of Focus Impact, following Focus Impact’s redomiciling as an Alberta company. Focus Impact will be renamed “DevvStream Corp.” (the “Combined Company”) and continue the business of the Company following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on the Nasdaq Stock Exchange (“NASDAQ”).  This transaction is also referred to as the “De-SPAC”. The De-SPAC transaction closed on November 6, 2024 (Note 14).

The Company was listed on the Cboe Exchange under the symbol “DESG” until November 6, 2024, when the Company delisted from the Cboe Exchange.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
2.	Basis of preparation

(a) Statement of compliance

These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for financial information.  These consolidated financial statements have been prepared on a going concern basis, under the historical cost convention.

(b) Going concern

These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. As at July 31, 2024, the Company has a working capital deficit, incurred negative cash flows and losses since inception and has generated no revenue to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.

The Company will require additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms.  These matters raise substantial doubt regarding the Company’s ability to continue as a going concern.  These consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.

(c) Basis of consolidation

These consolidated financial statements include the accounts of the Company and entities controlled by the Company.  Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.

As of July 31, 2024, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
DESG	Delaware, USA	100%
Finco	British Columbia, Canada	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
2.	Basis of preparation (continued)

(d) Variable interest entities (“VIE”)

A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.

(e) Functional and presentation currencies

The consolidated financial statements of the Company are presented in United States dollars, while the functional currency of the Company and its subsidiaries is the Canadian dollar.

(f) Use of estimates and judgments

The preparation of consolidated financial statements in conformity with US GAAP requires the Company’s management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are made prospectively.

Key estimates made by management with respect to the areas noted have been disclosed in the notes to these consolidated financial statements.

Valuation of embedded derivatives and mandatorily convertible debt

The estimates and judgments made in relation to the fair value of derivative liabilities and mandatory convertible debentures are subject to measurement uncertainty.  The valuation techniques used to determine fair value requires inputs that involve assumptions and judgments such as the probability of the De-SPAC transaction closing (Note 6), volatility of the Company and Focus Impact’s share prices, expected life and foreign exchange rates. Such judgments and assumptions are inherently uncertain

Functional currency

The Company and its subsidiaries are required to determine their functional currencies based on the primary economic environment in which each entity operates. In order to do that, management has to analyze several factors, including which currency mainly influences the cost of undertaking the business activities, in which currency the entity has received financing, and in which currency it keeps its receipts from operating activities. Management uses its judgment to determine which factors are most important when the above indicators are mixed and the functional currency is not obvious.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
2.	Basis of preparation (continued)

Fair value of consideration in RTO

The fair value of consideration to acquire the Company in the RTO comprised of common shares and replacement warrants.  The share price of DESG as at the date of issuance is a significant estimate. In determining the estimate, management considered recent financings. The replacement warrants were valued using the Black-Scholes option pricing model which utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures.

Equity-settled share-based payments

Share-based payments are measured at fair value. Options and warrants are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures. Non‑market vesting conditions are estimated initially and re-assessed every reporting period. Changes in these input assumptions can significantly affect the fair value estimate.

Going concern

The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay its ongoing operating expenditures and to meet its liabilities for the ensuing year, involves significant judgment based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.

(g) Emerging growth company

The Company will be an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards.  The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies

The accounting policies set out below have been applied in the preparation of these consolidated financial statements. These policies have been applied consistently in the period unless otherwise stated.

(a) Additional paid in capital

Additional paid in capital is presented at the value of the shares issued as the Company’s shares have no stated par value. Transaction costs directly attributable to the issuance of common shares are recognized as a deduction from equity. Transactions with shareholders are disclosed separately in equity.

The proceeds from the exercise of stock options or warrants together with amounts previously recorded in additional paid in capital over the vesting periods are recorded as additional paid in capital.

Share units

The Company uses the relative fair value method with respect to the measurement of shares and warrants issued as private placement units. Under the relative fair value method, the Company first determines the fair value of the common shares and warrants issued in a private placement, calculates the total fair value of the issued units, and then allocates the proceeds received between the common shares and warrants based on their respective percent of the total fair value.

Warrants modification

The modification of warrants is accounted for as a cancellation of the old warrants, and the issuance of post-modification warrants as the new warrants. The fair value incremental calculated on the modification would be considered an additional cost of issuing equity as part of the exchange of the old instrument for the new instrument. The impact of modifications to warrants previously issued for services is recognized as share-based compensation in the consolidated statements of operations and comprehensive loss.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies (continued)

(b) Share-based payments

The Company records stock-based compensation in accordance with ASC 718 (“Compensation – Stock Compensation”) using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

The Company records restricted stock units based on their fair value at grant date and recognizes compensation expense on a graded basis over the vesting period. In circumstances where the restricted stock units vest on the date of grant, the expense would be immediately recognized on grant.

The cumulative expense is recognized for equity-settled transactions at each reporting date until the vesting date reflects the Company’s best estimate of the number of equity instruments that will ultimately vest. At the end of each reporting period, the Company re-assesses its estimates of the number of awards that are expected to vest and recognizes the impact of the revisions in the consolidated statements of loss and comprehensive loss. No expense is recognized for awards that do not ultimately vest.

Where the terms of an equity settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense or its reduction is recognized for any modification which increases or decreases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification. Where an award is cancelled by the Company or the counterparty, any remaining element of the fair value of the award is expensed immediately or reversed through profit or loss, depending on whether the award was cancelled or forfeited.

(c)  Equipment

Equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset using the following annual rates:

Computer equipment	3 years

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies (continued)

(d)  Foreign currency translation

Foreign currency transactions and balances

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions, with the resulting foreign exchange gains and losses recognized in the consolidated statements of loss and comprehensive loss. The foreign exchange gains and losses resulting from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the consolidated statements operations and comprehensive loss.

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Translation to presentation currency

The Company has a functional currency of the Canadian dollar and a presentation currency of the US dollar. For presentation, assets and liabilities have been translated into US Dollar at the closing rate at the reporting date and income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation gains and losses are recognized in other comprehensive loss.

(e)  Financial Instruments

A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.

Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.

ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies (continued)

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,

ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:

•	Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
•	Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.

Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liabilities relating to the embedded conversion feature in the convertible notes and the mandatory convertible debentures are liabilities at Level 3.

(f)  Income taxes

The Company’s tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies (continued)

(g) Loss per share

Basic loss per share is calculated by dividing the net loss attributable to the common shareholders of the Company by the weighted average number of subordinate voting stock outstanding and reduced by any shares held in escrow during the reporting period. Diluted loss per share is calculated by dividing the net loss applicable to subordinate voting stock by the sum of the weighted average number of subordinate voting stock issued and outstanding, all additional subordinate voting stock that would have been outstanding if potentially dilutive instruments were converted and reduced by any shares held in escrow. If these computations prove to be anti-dilutive, diluted loss per share is the same as basic loss per share.

(h) Advertising

The Company expenses advertising costs when the advertising first takes place. Advertising expense was approximately $481,104 for the year ended July 31, 2024 (2023 – $914,409).

(i) Operating segments

Operating segments are components of the Company that engage in business activities which generate revenues and incur expenses. The operations of an operating segment are distinct, and the operating results are regularly reviewed by the CODM for the purposes of resource allocation decisions and assessing its performance.  The Company has assessed the above criteria and has determined that the entity as a whole is one operating segment comprising of a single operating segment.

(j) Convertible debentures

The Company accounts for convertible debentures in accordance with ASC 470, Debt.   Convertible debentures are recorded at face value less unamortized issuance costs, assuming the conversion feature does not meet the requirements for bifurcation.

If the conversion feature does not meet the requirements to be classified as equity, it is bifurcated and accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging, and measured at fair value, with subsequent changes recognized in earnings.

If the conversion feature meets the equity classification criteria, no separate accounting for the conversion feature is required, and the entire instrument is classified as a liability.

Interest expense is recognized using the effective interest method, which includes the amortization of any debt issuance costs and discounts or premiums.

Debt Modifications and Extinguishments

The Company evaluates modifications to convertible debt instruments in accordance with ASC 470-50, Modifications and Extinguishments.

A modification is deemed to be substantial if:
•
The present value of the cash flows under the terms of the modified debt differs by at least 10% from the present value of the remaining cash flows under the original debt terms, using the original effective interest rate (the “10% Test”); or

•	The modification results in a change in the embedded conversion option that requires re-evaluation under ASC 815.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
3.	Significant accounting policies (continued)

If the modification is determined to be substantial, the original debt is extinguished, and the modified instrument is accounted for as a new debt issuance.

The Company also assesses whether a modification constitutes a troubled debt restructuring under ASC 470-60. A restructuring is considered troubled if the Company is experiencing financial difficulty and the creditor has granted a concession.

For modifications that are not substantial, the Company accounts for the changes prospectively, adjusting the effective interest rate to reflect the revised cash flows.

In evaluating convertible debt where the conversion option is bifurcated as a derivative liability before and after the modification, the 10% cash flow test is applied to the host debt instrument (without the conversion feature). Any change in fair value of the bifurcated conversion option is recognized in earnings.

(k) Comparative Information
Certain comparative figures have been reclassified to conform with the current year’s presentation.

(l) Standards issued but not yet effective

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Income Taxes (Topic 740)

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU-740”). ASU-740 requires public entities to provide enhanced disclosure of specific categories of reconciling items included in the rate reconciliation; disclosure of the nature, effect and underlying causes of each reconciling item in the rate reconciliation and the judgment used in the categorization of such items; and enhanced disclosures for income taxes paid. The amendments in this ASU are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-740 on its consolidated financial statements and disclosures.

Segment Reporting (Topic 280)

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 280”). ASU 280 requires public entities to disclose significant segment expenses that are regularly provided to the chief operating decision maker and to disclose how reported measures of segment profit or loss are used in assessing segment performance and allocating resources. The amendments in ASU-280 are effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-280 on its consolidated financial statements and related disclosures and does not expect the adoption of ASU-280 to have a material impact on the Company’s consolidated financial statements.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
4.	Reverse takeover

On December 17, 2021, (and as amended on March 30, 2022, May 18, 2022, August 11, 2022, and October 24, 2022), the Company, a wholly-owned Canadian subsidiary of the Company (“BC Subco”), a wholly-owned Delaware subsidiary of the company (“Delaware Subco”), DESG and Finco, a related party of the Company, entered into an amalgamation agreement (the “Amalgamation Agreement”).  Under the Amalgamation Agreement, the Company consolidated all of its issued and outstanding common shares on a 28.09:1 basis and amended its articles to redesignate the common shares as subordinate voting shares (“SVS”) and create a new class of multiple voting shares (“MVS”). Under the Amalgamation Agreement, Delaware Subco amalgamated with DESG and BC Subco amalgamated with Finco.

All the outstanding DESG Subordinate Voting Shares and Finco common shares were exchanged for SVS of the Company on a one for one basis. All the outstanding DESG MVS were exchanged for MVS of the Company on a one for one basis. In addition, all of the outstanding convertible securities of DESG and Finco were exchanged for securities of the Company on a one for one basis and on substantially the same economic terms and conditions. The Transaction was completed on November 4, 2022.

In consideration for the Transaction, the Company issued 20,543,751 SVS to former holders of subordinate voting shares of DESG, 5,456,250 SVS to former holders of common shares of Finco and 4,650,000 MVS the former holder of multiple voting shares of DESG. The former shareholders of the Company retained 1,249,789 Subordinate Voting Shares. The fair value per share was estimated to be CAD$0.60 ($0.44) based on DESG’s recent financings.

As at November 4, 2022, Finco had 2,997,975 warrants outstanding exercisable at CAD$1.50 expiring on November 4, 2024. The fair value of the warrants was estimated to be $760,932 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – CAD $0.60, expected dividend yield - 0%, expected–volatility - 150%, risk-free interest rate – 4.08% and an expected remaining life – 2 years. Expected volatility was estimated by using the annualized historical volatility of publicly traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.

Immediately after the completion of the Transaction, the former holders of DESG’s shares owned 91% of the shares of the combined entity.  As a result of the Transaction, the former shareholders of DESG acquired control of the Company, thereby constituting a reverse takeover (“RTO”) of the Company. The RTO was determined to be a purchase of the Company and Finco’s net assets by the shareholders of DESG.

The Transaction is accounted for as a capital transaction of DESG and equivalent to the issuance of shares by DESG for the net assets of the Company and Finco accompanied by a recapitalization as the Company did not qualify as a business according to the definition in ASC 805 “Business Combinations” and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with DESG being identified as the acquirer and the Company and Finco being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company and Finco shareholders.  DESG is the continuing entity from the date of its incorporation on August 27, 2021.

The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction of equity.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
4.	Reverse takeover (continued)

The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (1,249,789 post 28.09:1 consolidation shares at CAD$0.60 ($0.44))	$551,820
Fair value of shares issued to former shareholders of Finco (5,456,250 shares at CAD$0.60 ($0.44))	2,409,100
Fair value of replacement Finco warrants	760,932
Amounts due to Finco	(3,014,157)
Amounts due from the Company	14,425
Total consideration	722,120

Net Assets (Liabilities) Acquired of PubCo and Finco:
Cash	$10
Accounts payable and accrued liabilities	(75,396)
Total net assets (liabilities)	$(75,386)

Reduction to additional paid-in capital as a result of the recapitalization	$797,506

Transaction costs of $114,930 were incurred as part of the Transaction and recorded within professional fees in the statements of operations and comprehensive loss.

5.	Accounts payable and accrued liabilities

	July 31, 2024	July 31, 2023
Accounts payable	$5,661,681	$490,287
Accrued liabilities	813,284	418,365
Income taxes payable	101,009	-
	$6,575,974	$908,652

6.	Convertible debentures

During the year ended July 31, 2024, the Company closed several tranches of convertible debenture offerings under the following terms:

Devvio Tranche (Related Party Convertible Debt)

On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership, as Devvio holds 100% of the Company’s MVS, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
6.	Convertible debentures (continued)

Devvio Tranche (Related Party Convertible Debt continued)

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) $7.65 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$1.03. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days  after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement with Focus Impact (Note 1), the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation.  On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

Focus Impact Partners Convertible Debt

During the year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering.  The total principal amount of $550,000 was received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 1) and the debentures are not converted. The maturity date for all advances is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $2.00 (the De-SPAC Floor Price”).

•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
6.	Convertible debentures (continued)

Focus Impact Partners Convertible Debt (continued)

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•	The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“Focus Impact Partners Amendment”) such that the De-SPAC Floor Price would be amended from $2.00 to CA$0.475.

On June 28, 2024, the Company received additional proceeds of $20,000 under the amended terms.

The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates was estimated to be $25,800 as valued using the Monte Carlo model.

The Focus Impact Partners Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification.  As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.

As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

Envviron Tranche (Related Party Convertible Debt)

On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity is February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.  The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
6.	Convertible debentures (continued)

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $2.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA with Focus Impact (Note 1), the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:

•	At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$0.475.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$0.475. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The Environn Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.

The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

A continuity of the Company’s convertible debentures is as follows:

Balance as at August 1, 2023	$-
Issued	920,000
Fair value of embedded derivative	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544

Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$-
Derivative liability component of certain issued convertible debentures	73,550
Unrealized loss on derivative liabilities	845,700
Balance as at July 31, 2024	$919,250

In connection with the issuance of these convertible debentures, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
6.	Convertible debentures (continued)

The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement	As at July 31, 2024
Probability of De-SPAC Transaction closing	90%	90%
Risk-free interest rate	4.60% - 4.87%	4.27% - 4.38%
Expected term (years)	0.35 – 0.82	0.26 - 0.54
Expected annual volatility for the Company	90% - 145%	85% - 112%
Expected annual volatility for Focus Impact	2.5% - 5%	2.5%
Common conversion ratio	0.083 - 0.155	0.083
Foreign exchange rate	0.727 - 0.747	0.7242

7.	Mandatory convertible debentures

On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.

In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:
•	At a conversion price equal to the greater of (a) $7.65 multiplied by the Common Conversion Ratio, and (b) CAD$1.03.
•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:
•	At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The mandatory convertible debentures are liability classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. As at July 31, 2024, the Company revalued the mandatory convertible debentures using a Monte Carlo Simulation and recorded a change in fair value of $27,500 as an unrealized loss on mandatory convertible debentures.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
7.	Mandatory convertible debt (continued)

In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.

A continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$-
Issued	100,000
Unrealized loss on mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500

The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 were as follows:

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

8.	Share capital

(a) Authorized

The Company is authorized to issue an unlimited number of SVS without par value and an unlimited number of MVS without par value. Each MVS can be converted into SVS at a rate of one MVS to 10 SVS and carries 10 voting rights per MVS.

(b) Shares issued

Shares issued during the year ended July 31, 2024

On August 4, 2023 the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share.

On August 22, 2023 the Company issued 416,667 shares for the exercise of 416,667 share purchase warrants, at an exercise price of CAD$0.20 per share.

On September 22, 2023 the Company issued 166,666 shares for the exercise of 166,666 share purchase warrants, at an exercise price of CAD$0.20 per share.

Shares issued during year ended July 31, 2023

On November 4, 2022, the Company closed the Transaction and issued 6,706,039 SVS to former shareholders of Devv Holdings and Finco for consideration of $2,960,920 (Note 4).

On May 10, 2023 the Company issued 1,170,000 shares for the exercise of 1,170,000 share purchase warrants, 1,000,000 of which were exercised at CAD$0.20 per share, and 170,000 of which were exercised at CAD$1.20, for total cash proceeds of CAD$404,000 ($301,984).

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
8.	Share capital (continued)

(c)  Share purchase warrants

The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2022	7,959,376	CAD$0.70	1.80
Replacement Finco Warrants (Note 4)	2,997,975	CAD$1.20	1.27
Issued	85,000	CAD$2.00	1.92
Exercised	(1,170,000)	CAD$0.35	-
Balance, July 31, 2023	9,872,351	CAD$0.90	1.85
Exercised	(1,183,333)	CAD$0.20	-
Balance, July 31, 2024	8,689,018	CAD$1.00	0.67

As at July 31, 2024, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiry date
6,787,351	CAD$1.20	November 4, 2024
85,000	CAD$2.00	June 30, 2025
1,816,667	CAD$0.20	September 29, 2026
8,689,018

On May 1, 2023, the Company announced the implementation of a Warrant Exercise Incentive Program (the “Incentive Program”), to reduce the exercise price of warrants priced at CAD$1.50 per share to CAD$1.20 per share, (the “Eligible Warrants”).

Under the Incentive Program, the Company offered holders of Eligible Warrants the right to receive one new share purchase warrant (a “New Warrant”) for each two Eligible Warrants exercised between May 1, 2023 and June 30, 2023, and subsequently extended to August 30, 2023. Each New Warrant will entitle the holder to acquire one additional share of the Company at an exercise price of CAD$2.00 per share until June 30, 2025.

On May 10, 2023, 170,000 Eligible Warrants were exercised, and 85,000 New Warrants were subsequently issued. As part of the issuances, $37,379 was assigned to the value of the New Warrants using the relative fair value method.

The modification of warrants resulting from the Incentive Program resulted in $23,744 being recorded to share-based compensation from the modification of previously granted finder’s warrants.

(d) Options

The continuity of the Company’s stock options is as follows:

	Number of options	Weighted average exercise price
Outstanding, July 31, 2022	1,980,000	CAD$0.80
Granted	2,125,000	CAD$0.89
Outstanding, July 31, 2024 and 2023	4,105,000	CAD$0.85
Exercisable, July 31, 2023	693,750	CAD$0.81
Exercisable, July 31, 2024	2,190,250	CAD$0.85

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
8.	Share capital (continued)

(d) Options (continued)

As at July 31, 2024, the weighted average remaining contractual life of outstanding options is 7.09 years (July 31, 2023 – 8.09 years).

As at July 31, 2024, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price	Expiry date	Number of options exercisable
175,000	CAD$0.80	January 17, 2028	131,250
550,000	CAD$1.11	May 15, 2028	245,000
50,000	CAD$1.18	June 26, 2028	25,000
1,500,000	CAD$0.80	January 17, 2032	825,000
360,000	CAD$0.80	March 1, 2032	198,000
60,000	CAD$0.80	March 14, 2032	33,000
60,000	CAD$0.80	April 13, 2032	33,000
500,000	CAD$0.80	October 12, 2032	275,000
850,000	CAD$0.80	February 6, 2033	425,000
4,105,000			2,190,250

Stock options issued during the year ended July 31, 2024

No stock options were issued during the year ended July 31, 2024.

Stock options issued during the year ended July 31, 2023

On October 19, 2022, the Company granted 500,000 options with an exercise price of CAD$0.80 and a grant date fair value of $212,144. 10% of the options vest upon the Company’s listing on a recognized stock exchange which occurred on January 17, 2023 (the “Listing Date”), and 15% of the options vest every six months thereafter.

On January 17, 2023, the Company granted 175,000 options with an exercise price of CAD$0.80 and a grant date fair value of $79,180. 25% of the options vest every six months from their date of grant.

On February 6, 2023, the Company granted 850,000 options with an exercise price of CAD$0.80 and a grant date fair value of $393,786. 25% of the options vest every six months from their date of grant.

On May 15, 2023, the Company granted 300,000 options with an exercise price of CAD$1.11 and a grant date fair value of $203,989. 10% of the options vest one month from their date of grant, and 15% vest every six months thereafter.

On May 15, 2023, the Company granted 250,000 options with an exercise price of CAD$1.11 and a grant date fair value of $169,991. 25% of the options vest every six months from their date of grant.

On June 26, 2023, the Company granted 50,000 options with an exercise price of CAD$1.18 and a grant date fair value of $41,026. 25% of the options vest every six months from their date of grant.

The fair value of stock options granted were estimated using the Black-Scholes Option Pricing Model with the following assumptions:

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
8.	Share capital (continued)

(d) Options (continued)
Assumptions
Risk-free interest rate	2.93% - 3.70%
Expected volatility	150%
Fair value of underlying share	CAD$0.60 - CAD$1.18
Exercise price	CAD$0.80 – CAD$1.18
Dividend yield	0%
Expected life (years)	5.00 - 10.00

Expected volatility was estimated by using the annualized historical volatility of publicly traded companies that the Company considers to be comparable. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the options.

Share-based compensation – Options

Share-based payments relating to the vesting of options for the year ended July 31, 2024 was $692,740 (2023 - $778,742) and is recorded as salaries and wages on the consolidated statement of operations.

(e)  Restricted stock units (“RSUs”)

The continuity of the Company’s RSU’s is as follows:

Number of RSU’s
Outstanding, July 31, 2022 and 2023	6,780,000
Granted	1,163,572
Outstanding, July 31, 2024	7,943,572

RSUs issued during the year ended July 31, 2024

On July 30, 2024, the Company granted 1,163,572 RSUs to directors, officers, employees and consultants of the Company. Each vested RSU can be exchanged for one SVS of the Company for no additional consideration. The RSUs will vest as follows:
•	10% vest upon the 6-month anniversary of the grant date
•	15% vest every 6 months thereafter for a period of 36 months

No RSUs were granted during the year ended July 31, 2023.

As at July 31, 2024, the Company had 7,943,572 (2023 – 6,780,000) restricted stock units (“RSUs”) outstanding, of which 3,736,000 (2023 – 1,700,000) had vested. All vested RSU’s are to be settled by December 31st of the calendar year in which the RSUs vest.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
8.	Share capital (continued)

(e) RSU’s (continued)

As at July 31, 2024, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
60,000	November 30, 2021	40,000
2,500,000	December 24, 2021	1,375,000
120,000	March 1, 2022	66,000
4,100,000	March 14, 2022	2,255,000
1,163,572	July 30, 2024	-
7,943,572		3,736,000

As at July 31, 2023 the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs vested
60,000	November 30, 2021	20,000
2,500,000	December 24, 2021	625,000
120,000	March 1, 2022	30,000
4,100,000	March 14, 2022	1,025,000
6,780,000		1,700,000

Stock-based compensation – RSU’s

Share-based payments relating to the vesting of RSUs for the year ended July 31, 2024 was $597,587 (2023 - $1,036,325) and is recorded as salaries and wages on the consolidated statement of operations.

9.	Related party transactions and balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.

Related party balances as at July 31, 2024 and 2023

At July 31, 2024, the Company had amounts owing and accrued liabilities of $478,072 (2023 - $23,534) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.

Related party transactions during the year ended July 31, 2024

During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron who are related parties to the Company (Note 6).

During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio, as described in Note 13.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
9.	Related party transactions and balances (continued)

Related party transactions during the year ended July 31, 2023

During the year ended July 31, 2023, a related party of the Company was issued 180,000 shares from the exercise of 180,000 share purchase warrants, for proceeds of CAD$36,000 ($26,910).

10.	Financial instruments

As at July 31, 2024, the Company’s financial instruments consist of cash, GST receivable accounts payable and accrued liabilities, convertible debentures, mandatory convertible debentures and derivatives liabilities. The Company classifies cash and GST receivable as financial assets held at amortized cost.  The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s mandatory convertible debentures are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative is measured at FVTPL.

The Company’s mandatory convertible debentures and derivative liabilities are level 3 financial instruments.  In determining fair  value,  the  Company  utilizes  valuation  techniques  that  maximize  the  use  of  observable  inputs  and minimize  the  use  of  unobservable  inputs  to  the  extent  possible.  Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available.  The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction.  Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.

The risk exposure arising from these financial instruments is summarized as follows:

(a) Credit risk

The Company’s financial assets are cash and GST receivable. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $106,764.  The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.

(b) Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.

As at July 31, 2024, the Company had cash of $21,106 to settle the contractual obligation of current liabilities of $7,595,974 which fall due for payment within twelve months of the statement of financial position. All of the Company’s contractual obligations are current and due within one year .

(c) Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments.  At July 31, 2024, the Company has cash of $20,466 denominated in US dollars that is exposed to foreign exchange risk. A 10% strengthening or weakening in the Canadian dollar against the US dollar with all other variables held constant would have an unfavorable or favorable impact of approximately $2,800.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
11.	Income taxes

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	July 31, 2024	July 31, 2023

Domestic	$(7,403,278)	$(5,090,737)
International	(2,395,924)	(813,916)
(Loss) before income taxes	(9,799,202)	(5,904,653)

	July 31, 2024	July 31, 2023
Expected recovery at statutory rate	(2,057,832)	(1,239,977)
Permanent book/tax differences	241,919	21,517
Change in valuation allowance	1,873,989	1,267,017
Current tax true up	28,463	-
Tax rate differential	-	(48,835)
Impact of foreign currency translation	(13,993)	278
Total tax expense	$72,546	$-

The components of the provision for income taxes are as follows:

	July 31, 2024	July 31, 2023

Current tax expense:
Federal	$-	$-
Foreign	72,546	-
Total current tax expense	72,546	-

Deferred tax benefit:
Federal	-	-
Foreign	-	-
Total deferred tax benefit	-	-
Total income tax expense	$72,546	$-

The effective tax rate for 2024 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
11.	Income taxes (continued)

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	July 31, 2024	July 31, 2023
Deferred tax assets
Net operating loss carryforwards	$2,441,398	$1,141,657
Unexercised share-based compensation	823,579	583,213
Capital start-up costs	620,911	707,758
Derivative liability	193,043	-
Accrued payroll reserves	49,866	-
Financing fees	6,005	-
Unrealized foreign exchange gain/loss	11,434	-
Total gross deferred tax assets	4,146,236	2,432,628

Valuation allowance	(4,141,548)	(2,429,492)

Total deferred tax assets, net of valuation allowance	4,688	3,136

Deferred tax liability
Convertible debt	(4,410)	-
Depreciation	(278)	(592)
Unrealized foreign exchange gain/loss	-	(2,544)
Total gross deferred tax liabilities	(4,688)	(3,136)

Net deferred tax asset	$-	$-

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at July 31, 2024 and 2023. As of July 31, 2024, the Company recorded a valuation allowance of $4,141,548 compared to $2,429,492 as of July 31, 2023.

As of July 31, 2024, the Company had $Nil of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both July 31, 2024 and July 31, 2023 the Company had accrued $Nil for net interest and penalties.

As of July 31, 2024, the Company had Canadian federal net operating loss carryforwards (“NOLs”) of $1,464,527 which have a 20-year expiration period and will begin to expire in 2040, and U.S. federal NOLs of $10,043,004 which can be carried forward indefinitely.
DevvStream Holdings Inc. is subject to U.S. federal tax, as well as various foreign jurisdictions including Canadian federal and provincial tax that impose an income tax. The years that remain subject to examination are 2021 and onwards.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
11.	Income taxes (continued)

U.S. Income Tax Status

U.S. federal tax legislation was enacted in 2004 to address perceived U.S. tax concerns in “corporate inversion” transactions. A “corporate inversion” generally occurs when a non-U.S. corporation acquires “substantially all” of the equity interests in, or the assets of, a U.S. corporation or partnership, if, after the acquisition, former equity holders of the U.S. corporation or partnership own a specified level of stock in the non-U.S. corporation. The tax consequences of these rules depend upon the percentage identity of stock ownership that results. Generally, in the “80-percent identity” transactions, i.e. former equity holders of the U.S. corporation owns 80% or more of the equity of the non-U.S. acquiring entity (excluding certain equity interests), the tax benefits of the inversion are limited by treating the non-U.S. acquiring entity as a domestic entity for U.S. tax purposes, DevvStream Holdings Inc. is subject to both Canadian and US tax. Note, the ownership percentage is computed under section 7874 which varies from legal ownership.

Management is of the view that a corporate inversion has resulted from the RTO transaction completed on November 4, 2022. Management has determined that DevvStream Holdings Inc. is subject to the “80 percent” identity with respect to the transactions undertaken. The tax implication resulting from this transaction would be annual filing of US corporate income tax return and additional withholding tax payment to IRS on future distribution to minority shareholders.

12.	Segmented information

The Company operates in one reportable operating segment – the development and monetization of environmental assets.  The Company has not generated revenue to date and as such has no reportable segment revenues.  The Company’s assets are located in Canada.

13.	Commitments and contingencies

•
On September 12, 2023, the Company amended their existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement.  On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement.

•
On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.

•
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At July 31, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
14.	Subsequent events

Convertible Debt

Focus Impact Partners

On August 19, 2024, October 18, 2024, October 28, 2024, and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000, from Focus Impact Partners, under the same terms as the Focus Impact Partners Convertible Debt (Note 6).

On November 13, 2024, Devvstream Corp issued (i) $3,000,000 of new 5.3% convertible notes to the Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners  (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by Focus Impact, the Focus Impact Partners Convertible Debt which totaled $637,150 (Note 6 and subsequent advances) and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into DevvStream Corp. common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the DevvStream Corp. shares, subject to a floor of $0.867 per share.

In connection with the New Convertible Notes, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.

Devvio and Environ

On November 12, 2024, the Company amended the Devvio Tranche and the Environn Tranche convertible debentures by extending the maturity date to May 30, 2025 (Note 6).

Conversion of Mandatory Convertible Debentures

On October 28, 2024, the Company issued 146,786 shares upon the conversion of the mandatorily convertible debt (Note 7). The warrants have not yet been issued as of the date of these financial statements.

Warrant Exercises

On October 29, 2024 the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share.
De-SPAC Transaction

On November 6, 2024, the Company completed a business combination with Focus Impact (referred to as the “De-SPAC” transaction). Upon the completion of the business combination, Focus Impact was renamed DevvStream Corp. In conjunction with the closing of the De-SPAC, each of the DevvStream Holdings Inc. outstanding securities was exchanged for DevvStream Corp. securities on a 1 to 0.152934 basis and each of Focus Impact’s outstanding securities were converted into DevvStream Corp. securities on a 1 to 0.9692 basis. The former shareholders of DevvStream Holding Inc. and Focus Impact received 11,768,884 and 5,159,200 shares of DevvStream Corp., respectively. As such, immediately following the share exchange, former shareholders of DevvStream Holdings Inc. held the majority of the outstanding shares of the Combined Company (DevvStream Corp.), thereby resulting in the De-SPAC transaction being accounted for as a reverse merger of Focus Impact by DevvStream Holdings Inc. In conjunction with the transaction, DevvStream Corp. also issued the following securities:

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
14.	Subsequent events (continued)

•
22,699,984 warrants to the former shareholders of Focus Impact. Each warrant was initially exercisable into 0.9692 shares of DevvStream Corp at $11.86 until November 6, 2029, may be redeemed at the option of the Company and can be exercised on a cashless basis. These warrants contain a clause such that upon a successful business combination, the exercise price will be adjusted based on a specified formula as outlined in the warrant agreement.  On December 6, 2024, DevvStream Corp. issued a notice under the warrant agreement notifying the warrant holders that the exercise price was adjusted to $1.52 per share of DevvStream Corp.;

•	199,064 warrants to the former shareholders of the DevvStream Holdings Inc. which are exercisable at CAD$1.31 until October 7, 2026;

•
586,497 options to the former shareholders of the DevvStream Holdings Inc. which have exercise prices between CAD$5.23 and CAD$7.26 and expiry dates ranging from January 17, 2028 to February 6, 2033; and

•	1,177,296 RSU’s to the former shareholders of the DevvStream Holdings Inc.

As of the issuance of these consolidated financial statements, the Company is in the process of gathering additional information to finalize the accounting for this acquisition, including the fair value of the assets acquired and liabilities assumed. The Company expects to provide a detailed acquisition note in its financial statements for the quarter ended January 31, 2025.
Shares Issued for Settlement of Payables
On September 5, 2024, the Company issued 104,379 shares to a consultant in settlement of accounts payable of $39,527 (CA$55,050).
During October 2024, the Company reached agreements with various vendors to settle approximately $5,900,000 of outstanding payables in exchange for shares of Devvstream Corp. as part of the closing of the business combination with Focus Impact.  Concurrent with the closing of the De-SPAC Transaction, 1,187,538 Devvstream Corp. shares were issued in relation to the settlement of accounts payable.

On December 27, 2024, DevvStream Corp. issued 412,478 common shares to certain service providers as consideration for services provided.
Shares Issued for Carbon Credit Purchases
Between October 17, 2024 and October 28, 2024, the Company entered into multiple agreements to acquire carbon credits in return for DevvStream Corp shares once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued 3,249,876 common shares in consideration for these agreements. The agreements contain a mechanism whereby if the Company’s share price drops below 80%-90% of the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall.

DevvStream Holdings Inc. Notes to Consolidated Financial Statements (Expressed in United States dollars) For the years ended July 31, 2024 and 2023
14.	Subsequent events

Acquisition of Monroe Sequestration Partners (“MSP”)

On October 28, 2024, the Company entered into an agreement to acquire a 50% stake in MSPPIP in exchange for 2,000,000 shares of DevvStream Corp., to be issued upon the completion of the De-SPAC transaction. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued the 2,000,000 common shares in consideration for 50% interest in MSP.

PIPE Financing
On October 29, 2024, Focus Impact entered into subscription agreements with various investors (“PIPE Shares”). The investors committed to purchase shares of Devvstream Corp. contingent upon the closing of the De-SPAC transaction. If the closing did not occur as expected, Focus Impact was required to return the subscription funds advanced. As part of this arrangement, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the investors in advance of the De-SPAC transaction, representing a portion of the shares subscribed.  As compensation, the Focus Impact Sponsor received replacement shares upon the closing of the De-SPAC transaction for an equal amount. The investors subscribed for a total of $2,250,000 and received 1,547,000 Sponsor Shares prior to the De-SPAC closing. On November 6, upon the closing of the De-SPAC, DevvStream Corp. issued an additional 194,808 PIPE Shares to the investors, which were the remaining shares not previously advanced, and 1,500,000 replacement shares to the Focus Impact Sponsor.
Strategic Consulting Agreement
On November 13, 2024, DevvStream Corp. entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide DevvStream Corp. with certain consulting services ( “Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) DevvStream Corp. has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) DevvStream Corp. has 2 or more consecutive quarters of positive cash flow from operations. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction.
In connection with signing of the Strategic Consulting Agreement, DevvStream Corp. issued 557,290 common shares. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.
Equity Line of Credit Purchase (“ELOC”) Agreement

On October 29, 2024, Focus Impact entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, DevvStream Corp. will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of DevvStream Corp. common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the DevvStream Corp. common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, the Focus Impact Sponsor transferred 515,889 Sponsor Shares of Focus Impact to Helena I.  As compensation, the Focus Impact Sponsor received 500,000 replacement shares of DevvStream Corp. upon closing of the De-SPAC transaction. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, DevvStream Corp. will issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

NASDAQ Listing

On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.